As filed with the Securities and Exchange Commission on March 31, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CENTESSA PHARMACEUTICALS PLC
(Exact name of Registrant, as specified in its charter)

England and Wales	98-1612294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Centessa Pharmaceuticals plc
3rd Floor, 1 Ashley Rd,
Altrincham, Cheshire,
United Kingdom, WA14 2DT
+1 (617)-468-5770
(Address of Principal Executive Offices)
Centessa Pharmaceuticals plc 2021 Share Option and Incentive Plan
Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan
(Full Title of the Plans)
Mario Alberto Accardi
Chief Executive Officer
Centessa Pharmaceuticals, Inc.
One Federal Street, 38th Floor
Boston, Massachusetts 02110
+1 (617)-468-5770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom	Iqbal Hussain	Graham Defries
Finnbarr Murphy	Centessa Pharmaceuticals plc	Goodwin Procter (UK) LLP
Goodwin Procter LLP	3rd Floor, 1 Ashley Rd,	100 Cheapside
100 Northern Avenue	Altrincham, Cheshire,	London EC2V 6DY
Boston, MA 02210	United Kingdom, WA14 2DT	United Kingdom
(617) 570-1000	+1 (617) 468-5770	+44 20 7447 4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers 7,461,403 additional ordinary shares of Centessa Pharmaceuticals plc (the “Registrant”), nominal value £0.002 per share (the “Ordinary Shares”) under the Centessa Pharmaceuticals plc Amended and Restated 2021 Stock Option and Incentive Plan (the “2021 Plan”) and 100 additional Ordinary Shares under the Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan (the “2021 ESPP”), which shares may be represented by the American Depositary Shares (“ADSs”) of the Registrant, with each ADS representing one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-256385). The number of Ordinary Shares reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1, by an amount equal to the lesser of: (i) 5% of the number of Ordinary Shares issued and outstanding on the immediately preceding December 31, and (ii) such lesser number of Ordinary Shares as determined by the Administrator (as defined in the 2021 Plan). Accordingly, on January 1, 2026, the number of Ordinary Shares reserved and available for issuance under the 2021 Plan increased by 7,461,403. The number of Ordinary Shares reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1, by an amount equal to the least of: (i) 1,720,000 Ordinary Shares, (ii) 1% of the number of Ordinary Shares issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of Ordinary Shares as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2026, the number of Ordinary Shares reserved and available for issuance under the 2021 ESPP increased by 100. The additional Ordinary Shares are of the same class as other securities relating to the 2021 Plan and the 2021 ESPP for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on June 11, 2021 (File No. 333-257027), July 1, 2022 (File No. 333-265977), March 30, 2023 (File No. 333-270968), March 28, 2024 (File No. 333-278341), and March 24, 2025 (File No. 333-286048) are effective, and this Registration Statement hereby incorporates by reference the contents of such prior registration statements pursuant to General Instruction E of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit number	Description of exhibit

3.1
Articles of Association of the registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2022 (File No. 001-40445)).

4.1	Form of Deposit Agreement (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

5.1*	Opinion of Goodwin Procter (UK) LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Share Option Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

99.2	2021 Employee Share Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Boston, State of Massachusetts, on this 31st day of March, 2026.

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Mario Alberto Accardi, Ph.D.
Name: Mario Alberto Accardi, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Mario Alberto Accardi, John Crowley and Raphael Deferiere as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURES
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario Alberto Accardi, Ph.D.
Name: Mario Alberto Accardi, Ph.D.	Chief Executive Officer (Principal Executive Officer)	March 31, 2026
/s/ John Crowley
Name: John Crowley	Chief Financial Officer (Principal Financial Officer)	March 31, 2026
/s/ Raphael Deferiere
Name: Raphael Deferiere	Chief Accounting Officer (Principal Accounting Officer)	March 31, 2026
/s/ Francesco De Rubertis, Ph.D.
Name: Francesco De Rubertis, Ph.D.	Director	March 31, 2026
/s/ Arjun Goyal, M.D., M.Phil, M.B.A.
Name: Arjun Goyal, M.D., M.Phil, M.B.A.	Director	March 31, 2026
/s/ Mathias Hukkelhoven, Ph.D.
Name: Mathias Hukkelhoven Ph.D.	Director	March 31, 2026
/s/ Brett Zbar, M.D
Name: Brett Zbar, M.D.	Director	March 31, 2026
/s/ Mary Lynne Hedley, Ph.D.
Name: Mary Lynne Hedley, Ph.D.	Director	March 31, 2026
/s/ Samarth Kulkarni, Ph.D.
Name: Samarth Kulkarni, Ph.D.	Director	March 31, 2026
/s/ Carol Stuckley, M.B.A.
Name: Carol Stuckley, M.B.A.	Director	March 31, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this Registration Statement on Form S-8 on this 31st day of March, 2026.

By:	/s/ John Crowley
Name: John Crowley